NEWS RELEASE	For Immediate Release

Contact: Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For the Third Quarter of 2013

-	Operating Income, as Adjusted and Related Margin Increase to $35.8 Million and 48 Percent from $21.8 Million and 40 Percent in Third Quarter of 2012; Operating Income Increases to $31.6 Million from $17.8 Million

-	Net Income Attributable to Common Stockholders Increases to $21.1 Million or $2.56 per Diluted Common Share from $11.6 Million or $1.43 per Diluted Share in Third Quarter of 2012

-	Total Sales Increase 25 Percent to $4.9 Billion from Third Quarter of 2012; Long-Term Open-End Mutual Fund Sales Increase 29 Percent to $4.3 Billion

-	Total Net Flows of $1.2 Billion; Mutual Fund Net Flows of $1.1 Billion

Hartford, CT, October 29, 2013 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported record levels of revenue, operating income, as adjusted, and related margin for the third quarter of 2013, as a result of increased assets under management from continued positive net flows.

Operating income, as adjusted, was $35.8 million for the quarter ended September 30, 2013, an increase of 64 percent from $21.8 million in the third quarter of 2012 and 13 percent from $31.7 million in the second quarter of 2013. The related margin was 48 percent, compared with 40 percent for the prior-year quarter and 44 percent for the second quarter of 2013. Operating income was $31.6 million, compared with $17.8 million in the third quarter of 2012 and $26.9 million in the second quarter of 2013.

Net income attributable to common stockholders was $21.1 million or $2.56 per fully diluted common share, an increase from $11.6 million or $1.43 per share in the third quarter of 2012, and $15.4 million or $1.91 per diluted common share in the second quarter of 2013. Net income attributable to common stockholders included unrealized gains or (losses) on marketable securities of $0.11, $0.09, and $(0.22) per diluted share for the respective quarters. During the quarter, the company issued 1.3 million common shares in an equity offering that raised $191.6 million.

 Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Assets under management were $55.0 billion at September 30, 2013, an increase of 32 percent from $41.8 billion at September 30, 2012 and 4 percent from $52.7 billion at June 30, 2013. Long-term assets under management were $53.4 billion at the end of the third quarter, an increase of 33 percent from September 30, 2012 and 5 percent from June 30, 2013.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, which are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012	Change	6/30/2013	Change	9/30/2013	9/30/2012	Change
Ending Assets Under Management (in billions)	$55.0	$41.8	32%	$52.7	4%	$55.0	$41.8	32%
Average Assets Under Management (in billions)	$54.0	$40.1	35%	$53.1	2%	$51.8	$38.2	36%

Gross Sales (in millions)	$4,869.1	$3,906.7	25%	$5,595.8	(13)%	$16,706.9	$10,596.7	58%
Net Flows (in millions)	$1,246.0	$1,774.4	(30)%	$2,512.2	(50)%	$7,484.2	$5,044.0	48%

Revenue	$100,409	$71,951	40%	$96,140	4%	$282,717	$201,167	41%
Revenue, as adjusted (1)	$75,066	$54,061	39%	$71,884	4%	$211,442	$152,494	39%

Operating expenses	$68,779	$54,184	27%	$69,258	(1)%	$203,105	$161,194	26%
Operating expenses, as adjusted (1)	$39,227	$32,253	22%	$40,154	(2)%	$118,799	$95,536	24%

Operating income	$31,630	$17,767	78%	$26,882	18%	$79,612	$39,973	99%
Operating income, as adjusted (1)	$35,839	$21,808	64%	$31,730	13%	$92,643	$56,958	63%

Net income	$21,302	$11,642	83%	$14,783	44%	$50,270	$25,459	97%
Net income attributable to common stockholders	$21,089	$11,642	81%	$15,385	37%	$50,434	$25,395	99%
Avg. shares outstanding - diluted (in thousands)	8,227	8,117	1%	8,058	2%	8,125	8,055	1%
Earnings per share - diluted	$2.56	$1.43	79%	$1.91	34%	$6.21	$3.15	97%

Operating margin	32%	25%		28%		28%	20%
Operating margin, as adjusted (1)	48%	40%		44%		44%	37%

(1) See "Schedule of Non-GAAP Information" at the end of the release

Management Commentary

“We are pleased with this quarter’s results, which include our highest levels of revenue, operating income and operating margin and continued positive net flows despite the challenging market conditions,” said George R. Aylward, president and chief executive officer. “In a quarter when investor concerns affected the attractiveness of asset classes that have recently generated significant flows, we were able to meet the changing demand for other strategies and maintain our double-digit annualized organic growth in long-term mutual funds.”

Operating income, as adjusted, increased 64 percent from the third quarter of 2012, and Aylward attributed the growth to the benefits of positive net flows over the past four quarters. The related margin increased to 48 percent from 40 percent as a result of higher revenue and the leveragability of the business. Assets under management grew by 32 percent to $55.0 billion as a result of positive net flows and market appreciation.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Total sales increased by 26 percent to $4.9 billion from the third quarter of 2012 primarily related to long-term, open-end mutual fund sales. “Our ability to sustain strong levels of sales and net flows in the quarter demonstrates that our highly diverse and differentiated product offerings allow us to be successful in different market environments. In the quarter, sales of our defensive equity and long/short funds continued to accelerate as investors sought strategies that can provide compelling, risk-adjusted returns,” Aylward said.

“We also continue to develop and introduce new investment capabilities that will allow us to maintain a balanced mix of attractive investment strategies, such as the new multi-strategy ‘Alternatives Solutions’ funds that we announced yesterday.”

The funds will be subadvised by Cliffwater Investments, a new affiliate created in partnership with Cliffwater LLC, a leading advisory firm that specializes in assisting institutional clients diversify their portfolios with alternative strategies. “The market for liquid alternative strategies has significant potential because financial advisors are looking for non-correlated products to further diversify their clients’ portfolios. Cliffwater is well regarded for developing asset allocation models and sourcing top managers, and its experience in the alternatives market will allow us to offer retail investors access to the same caliber of alternative strategies that are available to institutions,” Aylward said.

“We had strong results in the third quarter and with our diverse product set, strong distribution, and increased capital flexibility, we are well-positioned to deliver further value for our shareholders.”

Asset Flows and Assets Under Management

Assets under management increased as the result of strong sales and positive net flows as well as market appreciation.

▪	Total sales increased 25 percent to $4.9 billion in the third quarter from $3.9 billion in the third quarter of 2012 reflecting growth in long-term open-end funds, institutional products and separately managed accounts. Total net flows were $1.2 billion in the third quarter, compared with $1.8 billion in the prior year quarter and $2.5 billion in the prior quarter.
▪	Long-term open-end mutual fund sales were $4.3 billion, an increase of 29 percent from $3.3 billion in the third quarter of 2012. The increase from the prior year quarter reflects growth in the company’s downside protection-oriented domestic equity strategies and an alternative long/short fund. The sequential decrease from $5.1 billion reflects the challenging market environment, particularly in the emerging markets and fixed income asset classes.
▪	Long-term open-end funds generated $1.1 billion of positive net flows in the third quarter, compared with $1.6 billion in the prior year quarter and $2.6 billion in the prior quarter. The sequential decrease in flows reflects approximately $600 million of redemptions due to the rebalancing of discretionary model portfolios by two distribution partners. The annualized organic growth rate (net flows divided by beginning-of-period assets) in the third quarter was 14 percent. Long-term open-end mutual fund assets were $34.2 billion at September 30, 2013, an increase of 45 percent from $23.6 billion at September 30, 2012.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	The company had separately managed account (SMA) sales of $312.7 million and net flows of $29.3 million, compared with $246.6 million and $35.5 million, respectively, in the third quarter of 2012.
▪	Institutional sales of $287.3 million included a $208.4 million pension mandate. Institutional positive net flows were $132.3 million in the quarter. The company reported sales of $112.6 million and net outflows of $46.9 million in the prior-year quarter.
▪	Average assets under management, which correspond to the company’s fee-earning asset levels, were $54.0 billion for the third quarter of 2013, an increase of 35 percent from $40.1 billion in the prior-year quarter.

Revenues

Revenue increased from prior periods primarily as a result of the continued growth of average assets under management and an increasing net management fee rate.

▪	Revenues, as adjusted, which is net of certain distribution and administration expenses, increased by 39 percent to $75.1 million from $54.1 million in the prior year quarter and by 4 percent from $71.9 million in the second quarter of 2013.
▪	Revenues were $100.4 million in the third quarter of 2013, an increase of 40 percent from $72.0 million in the third quarter of 2012 and 4 percent on a sequential basis. The increase from the prior year quarter primarily reflects higher investment management fees.
▪	Investment management fees increased to $67.1 million from $48.0 million in the third quarter of 2012, primarily reflecting the 51 percent increase in average open-end fund assets from sustained positive net flows and market appreciation; and the 49 percent increase in SMA assets from the addition of a new affiliate in the fourth quarter of 2012, market appreciation, and positive net flows over the past four quarters.
▪	Administration and transfer agent fees in the third quarter increased 42 percent to $12.5 million from $8.8 million in the prior year and by 4 percent from $12.1 million in the prior quarter, primarily related to higher average long-term open-end mutual fund assets.

Expenses

Operating expenses decreased on a sequential basis and increased from the prior year quarter primarily as a result of variable costs related to sales, profitability and assets under management.

▪	Operating expenses, as adjusted, which exclude distribution and administration expenses, stock-based compensation, depreciation and amortization, and restructuring charges, were $39.2 million in the third quarter, compared with $32.3 million in the third quarter of 2012 and $40.2 million in the second quarter of 2013. The increase from the prior year period primarily reflects higher employment expenses related to the growth of the business.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Operating expenses were $68.8 million in the quarter, compared with $54.2 million in the third quarter of 2012 and $69.3 million in the second quarter of 2013. Expenses increased from the prior year period primarily due to higher distribution and administration expenses and higher employment expenses; the sequential decrease primarily reflects the decrease in other operating expenses.
▪	Employment expenses were $33.0 million in the third quarter, compared with $25.9 million in the third quarter of 2012 and $32.9 million in the second quarter of 2013. The change from the prior year reflects higher variable incentive compensation related to higher profitability and sales; the addition of a new affiliate in the fourth quarter of 2012; and staff additions related to the growth of the business.
▪	The increases in distribution and administration expenses to $25.3 million in the third quarter of 2013 from $17.8 million in the third quarter of 2012 and $24.3 million in the second quarter of 2013 reflect the impact of higher average long-term mutual fund assets.
▪	Other operating expenses were $8.5 million in the third quarter, an increase of 2 percent from $8.3 million in the prior year quarter and a decrease of 17 percent from $10.3 million in the second quarter of 2013. The sequential decrease primarily reflects the timing of retail distribution sales activities and the annual Board of Directors equity grant in the prior quarter.

Investment Capabilities and Performance

Virtus recently announced that it will expand its alternative investment offerings through a partnership with Cliffwater LLC, a leading institutional consultant that specializes in providing institutional investors with portfolio diversification through alternative investments. Virtus established Cliffwater Investments, a new majority-owned affiliate that will leverage Cliffwater LLC’s in-depth research into alternative strategies, expertise in portfolio construction and monitoring, and access to more than 4,000 alternatives managers to build multi-strategy mutual funds using an open-architecture approach. Virtus has registered the first three funds to be offered through the venture, Virtus Alternative Total Solution Fund, Virtus Alternative Income Solution Fund, and Virtus Alternative Real Assets Solution Fund.1

Virtus maintained the strong relative investment performance of its mutual funds, with 98 percent of rated long-term open-end mutual fund assets in 5-, 4- or 3-star funds on an overall load-waived basis according to Morningstar2. At September 30, 2013, 22 of the company’s 25 rated equity funds, representing 97 percent of equity fund assets, and seven of eight fixed income funds, representing 99 percent of those assets, were rated as either 5-, 4- or 3-star funds.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

Balance Sheet, Liquidity and Income Taxes

In the quarter, the company completed an equity offering of its common stock and issued 1,298,386 shares, including full exercise of the underwriters’ over-allotment option, at an offering price of $155.00 per share. The net proceeds from the offering, after deducting underwriting discounts and other offering expenses, were $191.6 million. At September 30, Virtus had 9.1 million shares outstanding.

Working capital, as adjusted, was $225.2 million at September 30, 2013, up from $24.9 million at September 30, 2012 and $62.4 million at June 30, 2013. The increase is primarily attributable to the proceeds from the equity offering, as well as cash flow from operations, partially offset by seed capital investments and the $15.0 million principal payment that represented the total amount outstanding on the company’s $75.0 million credit facility.

The company’s marketable securities increased to $99.0 million at September 30, 2013 from $55.3 million at June 30, 2013, primarily reflecting the investment of $42.0 million into new and existing strategies.

The company repurchased 25,000 shares of common stock at a cost of $4.7 million in the third quarter, thus completing its initial repurchase authorization of 350,000 shares at an average price of $106.92 per share. As of September 30, the company had 350,000 shares of common stock available to repurchase under the extension of the program that was authorized by the Board of Directors in May 2013.

In the quarter, the company utilized $12.1 million of its deferred tax assets to reduce current tax obligations. The company had $68.1 million of net deferred tax assets remaining at September 30, 2013, compared with $80.2 million at June 30, 2013.

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	9/30/2013	9/30/2012	Change	6/30/2013	Change
Cash and cash equivalents	$244,683	$42,288	N/M	$70,851	N/M
Trading securities, at fair value	$18,917	$13,473	40%	$18,020	5%
Available-for-sale securities, at fair value	$2,684	$2,612	3%	$2,713	(1)%
Net assets of consolidated sponsored investment products (1)	$77,365	$35,611	117%	$34,521	124%
Total deferred taxes, net (2)	$68,117	$107,775	(37)%	$80,243	(15)%
Long-term debt	$-	$15,000	N/M	$15,000	N/M
Total equity attributable to stockholders	$465,853	$236,697	97%	$256,416	82%

Working capital (3)	$352,235	$81,828	N/M	$146,669	140%
Working capital, as adjusted (4)	$225,233	$24,857	N/M	$62,383	N/M

(1) For the periods ending September 30, 2013, June 30, 2013 and September 30, 2012, net assets of consolidated sponsored investment products comprise $139.0 million, $44.8 million, and $38.0 million of total assets, $42.8 million, $0.9 million, and $2.2 million of total liabilities, and $18.8 million, $9.4 million, and $0.2 million of redeemable noncontrolling interests, respectively

(2) Includes both current and long-term deferred taxes

(3) Working capital is defined as current assets less current liabilities

(4) Working capital, as adjusted, is defined as working capital less marketable securities (including consolidated sponsored investment products), current deferred taxes, net and prepaid expenses, and other current assets

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, October 30, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-953-6860 if calling from within the U.S. or 617-399-3484 if calling from outside the U.S. (Passcode: 41933824). A replay of the call will be available through November 30 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 79722229). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliated managers include Cliffwater Investments, Duff & Phelps Investment Management, Euclid Advisors, Kayne Anderson Rudnick Investment Management, Kleinwort Benson Investors International, Newfleet Asset Management, Newfound Investments, Rampart Investment Management and Zweig Advisers. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statement of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Nine Months Ended
	9/30/2013	9/30/2012	Change	6/30/2013	Change	9/30/2013	9/30/2012	Change
Revenues
Investment management fees	$67,119	$47,985	40%	$64,475	4%	$189,371	$134,710	41%
Distribution and service fees	20,322	14,661	39%	19,324	5%	57,007	40,969	39%
Administration and transfer agent fees	12,492	8,774	42%	12,061	4%	35,248	24,199	46%
Other income and fees	476	531	(10)%	280	70%	1,091	1,289	(15)%
Total revenues	100,409	71,951	40%	96,140	4%	282,717	201,167	41%

Operating Expenses
Employment expenses	33,022	25,899	28%	32,878	0%	98,311	77,724	26%
Distribution and administration expenses	25,253	17,764	42%	24,252	4%	71,133	52,483	36%
Other operating expenses	8,538	8,346	2%	10,283	(17)%	27,778	25,274	10%
Other operating expenses of consolidated sponsored investment products	231	154	50%	132	75%	547	154	N/M
Restructuring and severance	-	555	N/M	-	0%	203	1,349	(85)%
Depreciation and other amortization	610	435	40%	597	2%	1,782	1,194	49%
Amortization expense	1,125	1,031	9%	1,116	1%	3,351	3,016	11%
Total operating expenses	68,779	54,184	27%	69,258	(1)%	203,105	161,194	26%

Operating Income	31,630	17,767	78%	26,882	18%	79,612	39,973	99%

Other Income (Expense)
Realized and unrealized gain (loss) on trading securities, net	1,285	629	104%	(223)	N/M	1,887	1,639	15%
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	324	541	(40)%	(3,156)	N/M	(2,460)	541	N/M
Other expense, net	111	(16)	N/M	(11)	N/M	82	(16)	N/M
Total other income (expense), net	1,720	1,154	49%	(3,390)	N/M	(491)	2,164	N/M

Interest Income (Expense)
Interest expense	(207)	(196)	(6)%	(206)	(0)%	(634)	(671)	6%
Interest and dividend income	126	98	29%	203	(38)%	426	375	14%
Interest and dividend income of investments of consolidated sponsored investment products	600	98	N/M	612	(2)%	1,692	98	N/M
Total interest income (expense), net	519	-	N/M	609	(15)%	1,484	(198)	N/M
Income Before Income Taxes	33,869	18,921	79%	24,101	41%	80,605	41,939	92%
Income tax expense	12,567	7,279	73%	9,318	35%	30,335	16,480	84%
Net Income	21,302	11,642	83%	14,783	44%	50,270	25,459	97%
Noncontrolling interests	(213)	-	N/M	602	N/M	164	-	N/M
Allocation of earnings to preferred stockholders	-	-	-	-	-	-	(64)	N/M
Net Income Attributable to Common Stockholders	$21,089	$11,642	81%	$15,385	37%	$50,434	$25,395	99%
Earnings Per Share - Basic	$2.64	$1.48	78%	$1.97	34%	$6.40	$3.30	94%
Earnings Per Share - Diluted	$2.56	$1.43	79%	$1.91	34%	$6.21	$3.15	97%
Weighted Average Shares Outstanding - Basic (in thousands)	7,995	7,843		7,821		7,879	7,692
Weighted Average Shares Outstanding - Diluted (in thousands)	8,227	8,117		8,058		8,125	8,055

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
By product (period end):
Mutual Funds - Long-Term Open-End	$34,173.0	$32,351.2	$30,552.5	$25,827.1	$23,615.7
Mutual Funds - Closed-End	6,379.4	6,422.3	6,621.0	6,231.6	6,365.3
Mutual Funds - Money Market	1,610.2	1,707.7	1,742.2	1,994.1	1,763.8
Variable Insurance Funds	1,286.8	1,250.8	1,317.8	1,295.7	1,311.9
Separately Managed Accounts (1)	6,950.7	6,521.7	6,435.5	5,829.0	4,531.0
Institutional Products (1)	4,606.9	4,399.3	4,538.7	4,359.5	4,212.7
Total	$55,007.0	$52,653.0	$51,207.7	$45,537.0	$41,800.4

By product (average) (2)
Mutual Funds - Long-Term Open-End	$33,604.3	$32,447.6	$28,389.9	$24,544.6	$22,246.3
Mutual Funds - Closed-End	6,442.9	6,614.4	6,402.7	6,257.7	6,114.2
Mutual Funds - Money Market	1,672.5	1,700.6	1,838.4	1,792.7	1,805.6
Variable Insurance Funds	1,280.4	1,303.1	1,315.8	1,288.0	1,307.6
Separately Managed Accounts (1)	6,495.8	6,505.7	5,895.7	5,737.8	4,367.7
Institutional Products (1)	4,484.3	4,503.3	4,445.1	4,349.7	4,222.1
Total	$53,980.2	$53,074.7	$48,287.6	$43,970.5	$40,063.5

By asset class (period end):
Equity	$31,595.9	$29,611.7	$28,712.6	$24,668.1	$23,388.3
Fixed Income	15,855.2	16,170.9	16,100.8	14,861.2	14,303.5
Alternatives (3)	5,907.4	5,123.8	4,609.2	3,977.9	2,298.1
Cash Management	1,648.5	1,746.6	1,785.1	2,029.8	1,810.5
Total	$55,007.0	$52,653.0	$51,207.7	$45,537.0	$41,800.4

Assets Under Management - Average Net Management Fees Earned (4)

(In basis points)

	Three Months Ended
	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
Mutual Funds - Long-Term Open-End (5) (6)	51.1	50.6	50.9	50.7	50.5
Mutual Funds - Closed-End (5)	62.5	60.8	59.3	58.9	59.1
Mutual Funds - Money Market	0.5	2.2	3.2	4.5	4.4
Variable Insurance Funds (5)	57.4	56.6	55.5	52.7	47.3
Separately Managed Accounts (1)	48.3	48.8	49.8	49.3	51.1
Institutional Products (1)	34.0	33.0	32.0	32.3	29.7
All Products	49.2	48.7	48.5	48.0	47.5

(1) Includes assets under management related to options strategies

(2) Averages are calculated as follows:

- Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances

- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter

- Institutional Products - average of month-end balances in quarter

(3) Includes assets under management primarily related to options, long/short strategies and real estate securities

(4) Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)

(5) Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

(6) Excludes the impact of consolidated sponsored investment products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Nine Months Ended
	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	9/30/2013	9/30/2012

Mutual Funds - Long-Term Open-End
Beginning balance	$32,351.2	$30,552.5	$25,827.1	$23,615.7	$21,126.1	$25,827.1	$16,896.6
Inflows	4,256.0	5,069.9	5,710.6	3,393.4	3,304.8	15,036.5	8,947.5
Outflows	(3,125.3)	(2,462.0)	(2,155.0)	(1,646.7)	(1,708.9)	(7,742.3)	(4,275.0)
Net flows	1,130.7	2,607.9	3,555.6	1,746.7	1,595.9	7,294.2	4,672.5
Market appreciation (depreciation)	635.2	(886.0)	1,098.4	475.1	911.9	847.6	2,066.9
Other (1)	55.9	76.8	71.4	(10.4)	(18.2)	204.1	(20.3)
Ending balance	$34,173.0	$32,351.2	$30,552.5	$25,827.1	$23,615.7	$34,173.0	$23,615.7

Mutual Funds - Closed-End
Beginning balance	$6,422.3	$6,621.0	$6,231.6	$6,365.3	$6,051.6	$6,231.6	$5,675.6
Inflows	-	-	-	-	229.2	-	444.2
Outflows	-	-	-	-	-	-	-
Net flows	-	-	-	-	229.2	-	444.2
Market appreciation (depreciation)	118.7	(61.6)	450.2	(43.7)	181.5	507.3	406.4
Other (1)	(161.6)	(137.1)	(60.8)	(90.0)	(97.0)	(359.5)	(160.9)
Ending balance	$6,379.4	$6,422.3	$6,621.0	$6,231.6	$6,365.3	$6,379.4	$6,365.3

Mutual Funds - Money Market
Beginning balance	$1,707.7	$1,742.2	$1,994.1	$1,763.8	$1,818.7	$1,994.1	$2,294.8
Other (1)	(97.5)	(34.5)	(251.9)	230.3	(54.9)	(383.9)	(531.0)
Ending balance	$1,610.2	$1,707.7	$1,742.2	$1,994.1	$1,763.8	$1,610.2	$1,763.8

Variable Insurance Funds
Beginning balance	$1,250.8	$1,317.8	$1,295.7	$1,311.9	$1,295.9	$1,295.7	$1,308.6
Inflows	13.1	12.3	9.8	15.5	13.5	35.2	32.5
Outflows	(59.4)	(65.7)	(61.0)	(60.3)	(52.8)	(186.1)	(177.9)
Net flows	(46.3)	(53.4)	(51.2)	(44.8)	(39.3)	(150.9)	(145.4)
Market appreciation (depreciation)	82.3	(14.1)	73.3	28.6	55.3	141.5	148.7
Other (1)	-	0.5	-	-	-	0.5	-
Ending balance	$1,286.8	$1,250.8	$1,317.8	$1,295.7	$1,311.9	$1,286.8	$1,311.9

Separately Managed Accounts (2)
Beginning balance	$6,521.7	$6,435.5	$5,829.0	$4,531.0	$4,367.7	$5,829.0	$3,933.8
Inflows	312.7	324.6	367.0	281.8	246.6	1,004.3	896.6
Outflows	(283.4)	(295.3)	(234.0)	(285.7)	(211.1)	(812.7)	(695.0)
Net flows	29.3	29.3	133.0	(3.9)	35.5	191.6	201.6
Market appreciation (depreciation)	399.7	87.5	473.9	42.1	128.0	961.1	484.7
Other (1)	-	(30.6)	(0.4)	1,259.8	(0.2)	(31.0)	(89.1)
Ending balance	$6,950.7	$6,521.7	$6,435.5	$5,829.0	$4,531.0	$6,950.7	$4,531.0

Institutional Products (2)
Beginning balance	$4,399.3	$4,538.7	$4,359.5	$4,212.7	$4,178.9	$4,359.5	$4,478.2
Inflows	287.3	189.0	154.6	160.0	112.6	630.9	275.9
Outflows	(155.0)	(260.6)	(66.0)	(171.3)	(159.5)	(481.6)	(404.8)
Net flows	132.3	(71.6)	88.6	(11.3)	(46.9)	149.3	(128.9)
Market appreciation (depreciation)	96.4	(13.7)	109.7	32.1	74.2	192.4	201.3
Other (1)	(21.1)	(54.1)	(19.1)	126.0	6.5	(94.3)	(337.9)
Ending balance	$4,606.9	$4,399.3	$4,538.7	$4,359.5	$4,212.7	$4,606.9	$4,212.7

Total
Beginning balance	$52,653.0	$51,207.7	$45,537.0	$41,800.4	$38,838.9	$45,537.0	$34,587.6
Inflows	4,869.1	5,595.8	6,242.0	3,850.7	3,906.7	16,706.9	10,596.7
Outflows	(3,623.1)	(3,083.6)	(2,516.0)	(2,164.0)	(2,132.3)	(9,222.7)	(5,552.7)
Net flows	1,246.0	2,512.2	3,726.0	1,686.7	1,774.4	7,484.2	5,044.0
Market appreciation (depreciation)	1,332.3	(887.9)	2,205.5	534.2	1,350.9	2,649.9	3,308.0
Other (1)	(224.3)	(179.0)	(260.8)	1,515.7	(163.8)	(664.1)	(1,139.2)
Ending balance	$55,007.0	$52,653.0	$51,207.7	$45,537.0	$41,800.4	$55,007.0	$41,800.4

(1) Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/(dispositions) and the impact of leverage on AUM

(2) Includes assets under management related to options strategies

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Nine Months Ended
	Sep 30, 2013	Sep 30, 2012	Jun 30, 2013	Sep 30, 2013	Sep 30, 2012

Revenues, GAAP basis	$100,409	$71,951	$96,140	$282,717	$201,167
Less:
Distribution and administration expenses	25,253	17,764	24,252	71,133	48,547
Consolidated sponsored investment products fees (1)	90	126	4	142	126

Revenues, as adjusted (2)	$75,066	$54,061	$71,884	$211,442	$152,494

Operating Expenses, GAAP basis	$68,779	$54,184	$69,258	$203,105	$161,194
Less:
Distribution and administration expenses	25,253	17,764	24,252	71,133	48,547
Depreciation and amortization	1,735	1,466	1,713	5,133	4,210
Stock-based compensation (3)	1,848	1,463	2,463	5,605	4,656
Restructuring and severance charges	-	555	-	203	1,349
Newfleet transition related operating expenses (4)	485	529	544	1,685	2,277
Consolidated sponsored investment product expenses (1)	231	154	132	547	154
Closed-end fund launch costs (5)	-	-	-	-	4,465
Operating Expenses, as adjusted (6)	$39,227	$32,253	$40,154	$118,799	$95,536

Operating Income, as adjusted (7)	$35,839	$21,808	$31,730	$92,643	$56,958

Operating margin, GAAP basis	32%	25%	28%	28%	20%
Operating margin, as adjusted (7)	48%	40%	44%	44%	37%

(1) Revenues and expenses related to consolidated sponsored investment products have been excluded to reflect revenues and expenses of the company prior to the consolidation of these products.

(2) Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the nine months ended September 30, 2012, distribution and administration expenses included $3.9 million of structuring fees related to a closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the nine months ended September 30, 2012 structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.

(3) For the three months ended September 30, 2013, June 30, 2013 and September 30, 2012, stock-based compensation expense includes $1.8, $2.5 and $1.5 million, respectively, of expense related to equity issued under company incentive plans and equity granted to our Board of Directors. For the nine months ended September 30, 2013 and September 30, 2012, stock-based compensation expense includes $5.6 and $4.7 million, respectively, of expense related to equity issued under company incentive plans and equity granted to our Board of Directors.

(4) For the three months ended September 30, 2013, June 30, 2013 and September 30, 2012, Newfleet transition-related operating expenses include $0.1 million, $0.1 million and $0.2 million, respectively, of stock-based compensation. For the nine months ended September 30, 2013 and September 30, 2012, Newfleet transition-related operating expenses include $0.4 million and $0.7 million, respectively, of stock-based compensation.

(5) For the nine months ended September 30, 2012, closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million.

(6) Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

(7) Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

1 A registration statement relating to the three new funds described herein has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

2 Additional information on Virtus Funds rated by Morningstar (without load). Period ending September 30, 2013:

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	29	31	22	14
Percentage of Assets	98%	99%	97%	88%
Total Funds	33	33	27	20

Additional information on Virtus Funds rated by Morningstar (with load). Period ending September 30, 2013:

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	27	28	20	12
Percentage of Assets	95%	96%	94%	87%
Total Funds	33	33	27	20

For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar RatingTM for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2013 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus and/or summary prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA and subsidiary of Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2012 Annual Report on Form 10-K, as well as the following risks and uncertainties: (a) any reduction in our assets under management due to market conditions, investment performance, redemptions or terminations of investment contracts, or regulatory factors; (b) damage to our reputation; (c) our money market funds do not maintain stable net asset values; (d) our inability to attract and retain key personnel; (e) the competition we face in our business, including competition related to investment products and fees; (f) limitations on our deferred tax assets; (g) changes in key distribution relationships; (h) interruptions in service or failure to provide service by third-party service providers for technology services critical to our business; (i) adverse regulatory and legal developments; (j) impairment of our goodwill or intangible assets; (k) lack of availability of required and necessary capital on satisfactory terms; (l) liabilities and losses not covered by our insurance policies; (m) significant reductions to our fee rates; and (n) certain other risks and uncertainties described in our 2012 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com